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                                                                   Exhibit 10.22

                       [FORM OF INDEMNIFICATION AGREEMENT]

     This AGREEMENT, is made as of [__], 2003, between DEL GLOBAL TECHNOLOGIES CORP., a New York Corporation (the "Corporation"), and [________] (the "Indemnified Person").

     WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available;

     WHEREAS, the Indemnified Person is a director of the Corporation;

     WHEREAS, the Corporation understands that the Indemnified Person has reservations about serving or continuing to serve as a director or officer of the Corporation without adequate protection from personal liability arising from such service, and that it is also of critical importance to the Indemnified Person that adequate provisions be made for advancing costs and expenses of legal defense;

     WHEREAS, the By-laws of the Corporation (as amended to date, the "By-Laws") require the Corporation to indemnify and advance expenses to its directors and officers as permitted by Section 721 and related sections of the New York Business Corporation Law and the Indemnified Person has been serving and continues to serve as a director and/or officer of the Corporation in part in reliance on such By-laws;

     WHEREAS, the By-laws of the Corporation authorize the Corporation to enter into indemnification contracts to the fullest extent permitted by applicable law and the Indemnified person continues to serve as a director and/or officer of the Corporation in part in reliance upon provisions of this Agreement; and

     WHEREAS, in recognition of the foregoing, the Corporation wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to the Indemnified Person to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnified Person under the Corporation's directors' and officers' liability insurance policies.

     NOW, THEREFORE, in consideration of the premises and of the Indemnified Person continuing to serve the Corporation, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Certain Definitions:

          (a) Change in Control: shall be deemed to have occurred if (i) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (x) a merger or consolidation which would result in the Voting Securities of the Corporation held by such shareholders outstanding immediately prior thereto continuing to represent, together with newly acquired ownership in connection with such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or an affiliate (either by remaining outstanding or by converting into Voting

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Securities of the surviving entity), at least 50 percent of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, (y) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 50 percent of the total voting power of the Voting Securities then outstanding; (ii) the shareholders of the Corporation approve an agreement providing for the sale or other disposition of all or substantially all the assets of the Corporation;
(iii) the shareholders of the Corporation approve a plan of liquidation or dissolution of the Corporation; (iv) any "person" (as such term is used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Corporation or any of its affiliates, an underwriter temporarily having securities pursuant to an offering of such securities, a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or other than a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportion as their ownership of Voting Securities of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of Voting Securities of the Corporation representing at least 30 percent of the total voting power represented by the Voting Securities of the Corporation then outstanding; or (v) the date when Continuing Directors cease to be a majority of the directors then in office.

          (b) Claim: shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Corporation or any other party, that the Indemnified Person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise.

          (c) Continuing Directors: shall mean the persons who constitute the Board of Directors of the Corporation on the date hereof together with their successors whose nominations were approved by a majority of Continuing Directors.

          (d) Expenses: shall mean include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

          (e) Indemnifiable Event: has the meaning assigned to it in Section 2
(a) of this Agreement.

          (f) Potential Change in Control: shall be deemed to have occurred if
(i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or other than a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportion as their ownership of Voting Securities of the Corporation), who is or becomes the beneficial owner, directly or indirectly, of Voting Securities of the Corporation representing at least 10 percent of the total voting power represented by the Voting Securities of the Corporation then

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outstanding, increases his beneficial ownership of Voting Securities by 5 percent or more over the percentage so owned by such person on the date hereof; or (iv) the Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (g) Reviewing Party: any appropriate person or body consisting of a member or members of the Corporation's Board of Directors or any other person or body appointed by such Board (including the special, independent counsel referred to in Section 3 of this Agreement) who is not a party to the particular Claim for which the Indemnified Person is seeking indemnification.

          (h) Voting Securities: any securities of the Corporation which vote generally in, the election of directors.

     2.   Basic Indemnification Arrangement.

          (a) Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify the Indemnified Person if he is made or threatened to be made a party to, or witness in, any Claim, whether by or in the right of the Corporation or otherwise, by reason of the fact that the Indemnified Person, or the Indemnified Person's testator or intestate, is or was a director or officer of the Corporation, or serves hereinafter or served hereinbefore at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he was such a director or officer (hereinafter referred to as "Indemnifiable Event"), against judgments, fines, penalties, amounts paid in settlement and reasonable Expenses incurred in connection with such Claim, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to the Indemnified Person establishes that either (i) his acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the Claim so adjudicated, or (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          (b) The Corporation shall advance or reimburse upon request (within two business days of such request) to the Indemnified Person all Expenses reasonably incurred in connection with any Claim relating to an Indemnifiable Event in advance of the final disposition thereof. The Indemnified Person hereby undertakes to repay any amount so advanced or reimbursed if he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the Expenses so advanced or reimbursed exceed the amount to which he is entitled.

          (c) If the Indemnified Person has been successful, on the merits or otherwise, in the defense of a Claim, the Indemnified Person shall be entitled to indemnification as provided in Section 2(a) of this Agreement. Except as provided in the preceding sentence and unless ordered by a court, (i) the obligations of the Corporation under Section 2(a) of this Agreement shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 of this Agreement is involved) that the Indemnified Person would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to advance or

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reimburse Expenses incurred in connection with any Claim relating to an
Indemnifiable Event pursuant to Section 2(b) of this Agreement shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnified Person would not be permitted under applicable law to be so indemnified it connection with such Claim, the Corporation shall not be obligated pursuant to Section 2(b) hereof to advance or reimburse Expenses incurred in connection with such Claim, and shall be entitled to be reimbursed by the Indemnified Person for all Expenses theretofore advanced or reimbursed in connection with such Claim; provided, however that if the Indemnified Person has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnified Person should be indemnified in connection with such Claim under applicable law, any determination made by the Reviewing Party that the Indemnified Person would not be permitted to be so indemnified shall not be binding and the Indemnified Person shall not be required to reimburse the Corporation for any advancement or reimbursement of Expenses in connection with such Claim until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors of the Corporation, and if there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnified Person substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnified Person shall have the right to commence litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and the Indemnified Person.

     3. Change in Control. The Corporation agrees that if there is a Change in Control (other than a Change in Control which has been approved by a majority of the Corporation's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnified Person to indemnity payments and expense advances or reimbursements under this Agreement, any other agreement, the Certificate of Incorporation (as amended to date, the "Certificate of Incorporation") or By-laws of the Corporation now or hereafter in effect relating to Claims for Indemnifiable Events, the Corporation shall seek legal advice only from special, independent counsel selected by the Indemnified Person and approved by the Corporation (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Corporation within the last 10 years. Such independent counsel, among other things, shall render its written opinion to the Corporation and the Indemnified Person as to whether and to what extent the Indemnified Person would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims liabilities and damages arising out of or relating to this Agreement of its engagement pursuant hereto.

     4. Establishment of Trust. The Corporation may, if authorized by the Corporation's Board of Directors, create a Trust for the benefit of the Indemnified Person. In the

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event of a Potential Change in Control, the Corporation from time to time upon written request of the Indemnified Person shall, if so authorized by the Corporation's Board of Directors, fund such Trust, in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, defending, or appearing as a witness in, any claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and amounts paid in settlement of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the special, independent counsel referred to above is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnified Person, (ii) the Trustee shall advance within two business days of request by the Indemnified Person any and all Expenses payable to the Indemnified Person under Section 2(b) of this Agreement (and the Indemnified Person hereby undertakes to reimburse the Trust under the circumstances under which the Indemnified Person would be required to reimburse the Corporation under Section 2(b) and (c) of this Agreement), (iii) the Trust shall continue to be funded by the Corporation in accordance with and to the extent of the funding obligation set forth above without any further corporate action on the part of the Corporation, (iv) the Trustee shall promptly pay to the Indemnified Person all amounts for which the Indemnified Person shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Corporation upon a final determination by a court of competent jurisdiction that the Indemnified Person has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnified Person. Nothing in this Section 4 shall relieve the Corporation of any of its obligations under this Agreement.

     5. Indemnification for Additional Expenses. The Corporation shall indemnify the Indemnified Person against any and all expenses (including attorneys' fees) and, if requested by the Indemnified Person, shall (within two business days of such request) advance such expenses to the Indemnified Person, which are incurred by the Indemnified Person in connection with any Claim asserted against or action brought by the Indemnified Person for (i) indemnification, advance payment or reimbursement of Expenses by the Corporation under this Agreement, any other agreement, the Certificate of Incorporation or By-laws of the Corporation now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether the Indemnified Person ultimately is determined to be entitled to such indemnification, advance expense payment or reimbursement or insurance recovery, as the case may be.

     6. Partial Indemnity, Etc. If the Indemnified Person is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Person for the portion thereof to which the Indemnified Person is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnified Person has been successful on the merits or otherwise in defense of any or all Claims relating in whole or it part to an Indemnifiable Event or in defense of any issue or matter

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therein, including dismissal without prejudice, the Indemnified Person shall be indemnified against all Expenses incurred in connection therewith, except to the extent expressly prohibited by the New York Business Corporation Law. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnified Person is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that the Indemnified Person is not so entitled.

     7. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnified Person did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     8. Non-exclusivity, Etc. Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification of expenses, including attorneys' fees, under any statute, rule, regulation, Certificate of Incorporation, By-Law, insurance policy, contract or otherwise.

     9. Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnified Person shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.

     10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against the Indemnified Person, the Indemnified Person's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     11. Amendments, Etc.

         (a) No supplement, modification or amendment, or waiver of any of the provisions of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         (b) The Corporation shall not, except by amendment of this Agreement in manner provided in the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of the Indemnified Person to, indemnification and advancement and reimbursement of expenses in accordance with the provisions of this Agreement.

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         12. Subrogation. In the event of payment under this Agreement, the
Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of those documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

         13. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnified Person to the extent the Indemnified Person has otherwise actually received payment (under any insurance policy, the Certificate of Incorporation or By-laws of the Corporation or otherwise) of the amounts otherwise indemnifiable hereunder.

         14. Binding Effect, Etc. The provisions of this Agreement shall continue after the Indemnified Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnified Person's heirs, executors, administrators and legal representatives. For purposes of this Agreement, the term "Corporation" shall include any legal successor to the Corporation, including any entity which acquires all or substantially all of the assets of the Corporation in one or more transactions.

         15. Severability. In case any provision in this Agreement shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement and reimbursement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Agreement.

         16. Employee Benefit Plan. For purposes of this Agreement, the Corporation shall be deemed to have requested an Indemnified Person to serve as a trustee in connection with an employee benefit plan where the performance by such Indemnified Person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable fines.

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                   Executed as of the day first above written.

                               DEL GLOBAL TECHNOLOGIES CORP.


                               By: _____________________________________________
                                   Name:
                                   Title:


                               INDEMNIFIED PERSON




                               _________________________________________________

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